Exhibit 99.1

PRESS RELEASE

For Release, 09:10AM EST May 13, 2020

Neonode Reports First Quarter Ended March 31, 2020 Financial Results

STOCKHOLM, SWEDEN, May 13, 2020 — Neonode Inc. (NASDAQ: NEON), today reported financial results for the three months ended March 31, 2020.

“The past few months have been challenging in light of the global coronavirus pandemic. The company’s operations have been disrupted when we paused all travel and required our employees to work remotely. The pandemic is also affecting our customers and we expect to see sales volumes dropping for several printer and automotive customers. Despite these headwinds, we continue to make progress on our path towards growth with new customer development projects and by actively engaging in new exciting sales opportunities, but, having that said, it is important to note that the lead time to acquiring new and profitable customers is fairly long,” said Urban Forssell, CEO of Neonode Inc.

FINANCIAL SUMMARY FIRST QUARTER 2020

●	Net sales totaled $1.3 million compared to $2.0 million for the same period last year.

●	Net loss totaled $1.0 million compared to a net loss of $0.6 million for the same period last year.

●	Loss per share totaled $0.11 compared to a loss per share of $0.07 for the same period last year.

●	Net cash used in operating activities totaled $1.0 million compared to $0.5 million for the same period last year.

BUSINESS HIGHLIGHTS DURING THE QUARTER

●	Launch of new business area organization.

●	Release of MultiSensing platform for driver and cabin monitoring in automotive applications. Strong customer interest; engaged with European premium OEM and shortlisted for sourcing process for 2024+ platform design win.

●	Discussions regarding several new development projects around zForce touch and gesture sensing solutions with existing and new customers, for example in the printer, white goods and industrial segments.

●	Expansion of partner network and increased focus on marketing activities to drive sales of sensor modules.

BUSINESS HIGHLIGHTS SINCE THE END OF THE QUARTER

●	Growing interest in the company’s contactless touch solutions and increased sales of sensor module evaluation kits.

●	Increased OEM pipeline for additional driver and cabin monitoring system proof of concepts in second half 2020.

THE BOARD OF DIRECTOR’S CHAIRMAN SUMMARY

●	As we have earlier communicated, the company’s Board of Directors has started preparations for a dual public company listing during the second half year on both Nasdaq New York and Nasdaq Stockholm.

●	There are several strong reasons for this:

o	The company’s headquarters, management team and all critical operations are located in Stockholm

o	A significant number of the company’s shareholders are located in Sweden

o	A parallel listing in Stockholm would provide shareholders in Sweden a more efficient marketplace for trading shares and it would add to the company’s financing alternatives

o	In general, we believe a Nasdaq Stockholm listing will enhance overall shareholder value

THE CEO’S COMMENTS

“Although the current business environment is challenging, we have been making steady progress towards rebuilding the company to return to a path to growth and thereafter profitability. Our comprehensive review of strategies and opportunities have resulted in several measures. We have narrowed our focus to B2B and segments and customer applications where our technologies have clear technical advantages and add value.

We believe current and potential customers appreciate our efforts to focus the business and that we are targeting attractive business segments. We feel confident that we are on the right path but, having said this, it is important to note that the lead time to acquiring new and profitable customers is fairly long.

To support and execute on our overall strategy, we restructured the company into three distinct and mutually supporting business areas and are hiring new talented managers to run the sales and business development activities in each. Our traditional business around touch and gesture control have been placed into two separate business areas: HMI Solutions for bespoke customer solutions and HMI Products for standardized sensor modules. We also concluded that Neonode is well positioned for significant growth in driver and cabin monitoring in automotive applications, and formed a new business area, Remote Sensing Solutions, to address this opportunity. Our revenue and gross margin for each of these business areas are included in our first quarter 2020 financial statements.

The aim of the restructuring is to gain a stronger focus in the organization and to facilitate a return to growth. We have identified and started to address several segments where we have competitive technology and/or price advantages including medical, military, automotive, industrial equipment and white goods. Recently, our first medical customer began selling a mobile ultrasonic examination system using our sensor module and we are currently engaging in customer projects in the military and white goods markets.

An unexpected development that arose out of the coronavirus pandemic is a focus on contactless touch applications for elevators, self-service kiosks and other devices that are used in public spaces where multiple people touch to activate. We have showcased our contactless touch holographic displays providing solutions for many of these applications and are in discussions with companies who provide products for these markets. We believe that the move to contactless touch interaction is just beginning and will intensify as initial applications become a desired requirement for devices used in public spaces.

In the business area Remote Sensing Solutions, we have increased our marketing efforts towards automotive OEMs and Tier 1 suppliers, which has been well received. We are currently engaged in discussions around proof of concept projects with several customers and have been shortlisted for a sourcing process for a 2024+ program with a European premium OEM.

The COVID-19 outbreak has had a negative impact on the company’s near term growth and overall business because of the global economic slowdown and the negative effects of the virus outbreak on our customers’ businesses. We continue to monitor the developments to mitigate the aforementioned risks but also recognize potential opportunities with our optical touch and gesture control for safe and germ free people transportation, access and daily tech interface as well as applications within medical, transportation and other systems,” concluded Dr. Forssell.

FINANCIAL OVERVIEW FOR THE QUARTER

Net revenue for the quarter ended March 31, 2020 was $1.3 million, a 35.7% decrease, compared to the same period in 2019. HMI Solutions were the majority of our total revenue and decreased by 39.1% in 2020 as compared to 2019, primarily due to an 87.8% decrease in license fees earned from our e-reader customers and 41.8% decrease in license fees earned from our printer customers and a 19.0% decrease in license fees from our automotive customers. Revenue from our HMI Products increased 60.0% for the comparable quarters and partially offset the decrease in license fees. We sold $98,000 of sensor modules in the first quarter of 2020 compared to $50,000 in the same period of 2019.

Our combined total gross margin was 97% and 95% for the three months ended March 31, 2020 and 2019, respectively. The increase in total gross margin in 2020 as compared to 2019 is primarily due to non-recurring engineering within our business area HMI Products. For the three months ended March 31, 2020, license fees accounted for 90% of total revenue compared to 97% in the same period in 2019. There were $27,000 of NRE revenues for the three months ended March 31, 2020 compared $20,000 during the same period 2019. Our operating expense decreased 9.3% in the first quarter of 2020 compared to 2019. The decrease is primarily related to lower staff expenses and scrapped inventory included in the comparable quarter in 2019.

Net loss attributable to the company for first quarter of 2020 was $1.0 million, or $0.11 per share, compared to a net loss of $0.6 million, or $0.07 per share, in first quarter 2019.

Cash used by operations was $1.0 million for first quarter of 2020 compared to $0.5 million in the first quarter 2019.

Cash and accounts receivable totaled $2.3 million and working capital was $1.4 million at March 31, 2020 compared to $3.7 million and $2.4 million at December 31, 2019, respectively.

PATENTS

The company’s commitment to innovation and protecting our inventions has resulted in two new patent grants, US10585530 and US10534479, and two new patent applications being filed this quarter, bringing the portfolio to a total of 122 patents.

ORGANIZATION AND STAFF

Neonode Inc., a Delaware corporation, with its executive head office in Stockholm, Sweden are organized in four wholly owned subsidiaries located in Sweden, Japan, Korea and Taiwan and with a majority owned subsidiary in Kungsbacka, Sweden. At the end of the first quarter, our company had a workforce of 57 people, including 11 consultants compared to a workforce of 55 people at the same date last year. Our workforce is primarily located in Sweden.

FUTURE REPORTING DATES

Q2 Interim Report 2020	August 14, 2020
Q3 Interim Report 2020	November 10, 2020

For more information, please contact:

Investor Relations

David Brunton

Email: david.brunton@neonode.com

Chief Financial Officer

Maria Ek

E-mail: maria.ek@neonode.com

ABOUT NEONODE

Neonode Inc. (NASDAQ:NEON) is a publicly traded company, headquartered in Stockholm, Sweden and established in 2001. The company provides advanced optical sensing solutions for touch, gesture control, and remote sensing. Building on experience acquired during years of advanced optical R&D and technology licensing, Neonode’s technology has been deployed in more than 75 million products and the company holds more than 120 patents worldwide. Neonode’s customer base includes some of the world’s best-known Fortune 500 companies in the consumer electronics, office equipment, medical, avionics, and automotive industries.

Neonode operates in three business areas: HMI Solutions, HMI Products and Remote Sensing Solutions. In HMI Solutions, Neonode offers customized optical touch and gesture control solutions for many different markets and segments. In HMI Products, the company provides innovative, plug-and-play sensor modules that enable touch on any surface, in-air touch, and gesture control for a wide range of applications. In Remote Sensing Solutions, Neonode offers robust and cost-effective driver and cabin monitoring solutions for vehicles based on the company’s flexible, scalable and hardware-agnostic software platform.

NEONODE and the NEONODE logo and are trademarks of Neonode, Inc. registered in the United States and other countries.

For further information please visit www.neonode.com

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Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to expectations, future performance or future events, the impact of COVID-19, the increase in our customer base, their projects and sales, our ability to generate growth and become profitable, and the listing of our shares on Nasdaq Stockholm. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode’s actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors are discussed under “Risk Factors” and elsewhere in Neonode’s public filings with the SEC from time to time, including Neonode’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today’s date, and Neonode undertakes no duty to update or revise them.

NEONODE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	March 31,	December 31,
	2020	2019
ASSETS	(Unaudited)	(Audited)
Current assets:
Cash	$1,187	$2,357
Accounts receivable and unbilled revenue, net	1,136	1,324
Projects in process	57	8
Inventory	980	1,030
Prepaid expenses and other current assets	637	715
Total current assets	3,997	5,434

Investment in joint venture	3	3
Property and equipment, net	1,299	1,583
Operating lease right-of-use assets	301	416
Total assets	$5,600	$7,436

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$515	$555
Accrued payroll and employee benefits	1,020	960
Accrued expenses	189	541
Deferred revenues	72	67
Current portion of finance lease obligations	520	568
Current portion of operating lease obligations	240	332
Total current liabilities	2,556	3,023

Finance lease obligations, net of current portion	360	508
Operating lease obligations, net of current portion	36	58
Total liabilities	2,952	3,589

Commitments and contingencies

Stockholders’ equity:
Common stock, 15,000,000 shares authorized, with par value of $0.001; 9,171,154 shares issued and outstanding at March 31, 2020 and December 31, 2019	9	9
Additional paid-in capital	197,543	197,543
Accumulated other comprehensive loss	(726)	(639)
Accumulated deficit	(191,530)	(190,520)
Total Neonode Inc. stockholders’ equity	5,296	6,393
Noncontrolling interests	(2,648)	(2,546)
Total stockholders’ equity	2,648	3,847
Total liabilities and stockholders’ equity	$5,600	$7,436

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended March 31,
	2020	2019
Revenues:
HMI Solutions	$1,182	$1,942
HMI Products	112	70
Total revenues	1,294	2,012
Cost of revenues:
HMI Solutions	1	5
HMI Products	43	96
Total cost of revenues	44	101

Total gross margin	1,250	1,911

Operating expenses:
Research and development	995	1,259
Sales and marketing	545	449
General and administrative	799	871

Total operating expenses	2,339	2,579
Operating loss	(1,089)	(668)

Other expense:
Interest expense	7	10
Total other expense	7	10

Loss before provision for income taxes	(1,096)	(678)

Provision for income taxes	16	6
Net loss including noncontrolling interests	(1,112)	(684)
Less: net loss attributable to noncontrolling interests	102	111
Net loss attributable to Neonode Inc.	$(1,010)	$(573)

Loss per common share:
Basic and diluted loss per share	$(0.11)	$(0.07)
Basic and diluted – weighted average number of common shares outstanding	9,171	8,800

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

(Unaudited)

	Three months ended March 31,
	2020	2019

Net loss including noncontrolling interests	$(1,112)	$(684)
Other comprehensive loss:
Foreign currency translation adjustments	(87)	(181)
Comprehensive loss	(1,199)	(865)
Less: Comprehensive loss attributable to noncontrolling interests	102	111
Comprehensive loss attributable to Neonode Inc.	$(1,097)	$(754)

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(In thousands, except for Series B Preferred Stock Shares Issued)

(Unaudited)

For the Quarter to Date periods ended March 31, 2019 through March 31, 2020

	Series B Preferred Stock Shares Issued	Series B Preferred Stock Amount	Common Stock Shares Issued	Common Stock Amount	Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Neonode Inc. Stockholders’ Equity	Noncontrolling Interests	Total Stockholders’ Equity

Balances, December 31, 2018	82	$-	8,800	$9	$197,507	$(456)	$(185,222)	$11,838	$(2,042)	$9,796

Foreign currency translation adjustment	-	-	-	-	-	(181)	-	(181)	-	(181)

Net loss	-	-	-	-	-	-	(573)	(573)	(111)	(684)

Balances, March 31, 2019	82	$-	8,800	$9	$197,507	$(637)	$(185,795)	$11,084	$(2,153)	$8,931

Conversion of series B Preferred Stock to Common Stock	(2)	-	1	-	-	-	-	-	-	-

Foreign currency translation adjustment	-	-	-	-	-	26	-	26	-	26

Net loss	-	-	-	-	-	-	(1,264)	(1,264)	(66)	(1,330)

Balances, June 30, 2019	80	$-	8,801	$9	$197,507	$(611)	$(187,059)	$9,846	$(2,219)	$7,627

Conversion of series B Preferred Stock to Common Stock	(80)	-	10	-	-	-	-	-	-	-

Foreign currency translation adjustment	-	-	-	-	-	(145)	-	(145)	-	(145)

Net loss	-	-	-	-	-	-	(1,086)	(1,086)	(113)	(1,199)

Balances, September 30, 2019	-	$-	8,811	$9	$197,507	$(756)	$(188,145)	$8,615	$(2,332)	$6,283

Common stock issued upon exercise of common stock warrants	-	-	360	-	36	-	-	36	-	36

Foreign currency translation adjustment	-	-	-	-	-	117	-	117	-	117

Net loss	-	-	-	-	-	-	(2,375)	(2,375)	(214)	(2,589)

Balances, December 31, 2019	-	$-	9,171	$9	$197,543	$(639)	$(190,520)	$6,393	$(2,546)	$3,847

Foreign currency translation adjustment	-	-	-	-	-	(87)	-	(87)	-	(87)

Net loss	-	-	-	-	-	-	(1,010)	(1,010)	(102)	(1,112)

Balances, March 31, 2020	-	$-	9,171	$9	$197,543	$(726)	$(191,530)	$5,296	$(2,648)	$2,648

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three months ended March 31,
	2020	2019
Cash flows from operating activities:
Net loss (including noncontrolling interests)	$(1,112)	$(684)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	195	222
Amortization of operating lease right-of-use assets	91	120
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue, net	188	90
Projects in process	(51)	(8)
Inventory	(16)	(63)
Prepaid expenses and other current assets	45	(72)
Accounts payable and accrued expenses	(224)	16
Deferred revenues	6	30
Operating lease obligations	(91)	(111)
Net cash used in operating activities	(969)	(460)

Cash flows from investing activities:
Purchase of property and equipment	(5)	(47)
Net cash used in investing activities	(5)	(47)

Cash flows from financing activities:
Principal payments on finance lease obligations	(132)	(137)
Net cash used in financing activities	(132)	(137)

Effect of exchange rate changes on cash	(64)	(89)

Net decrease in cash	(1,170)	(733)
Cash at beginning of period	2,357	6,555
Cash at end of period	$1,187	$5,822

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$16	$6
Cash paid for interest	$7	$10